UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: March 9, 2015
(Date of earliest event reported)

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1400 West 94th Street,
Minneapolis, MN 55431
(Address of principal executive offices, including zip code)

(952) 887-3131
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On March 9, 2015, Donaldson Company, Inc. (the “Company”) entered into a First Amendment (the “Amendment”), dated March 9, 2015 to Note Purchase Agreement dated March 27, 2014 with a group of institutional investors. The Amendment addresses the impact future changes in GAAP may have on the calculation of the financial covenants that govern any senior notes issued under the Company’s Note Purchase Agreement, dated as of March 27, 2014, including the outstanding 3.72% Senior Notes, Series 2014-A, due March 27, 2024.  In the event that changes to GAAP materially change the calculation of the financial covenants such that they no longer apply as intended, the Company and the holder of any notes then outstanding will negotiate in good faith to modify the financial covenants in a manner to provide substantially the same protection to holders of the notes as the financial covenants provided prior to the change in GAAP.  Until the Company and the holders of the notes agree on the terms of such modification, compliance with the financial covenants will calculated based on GAAP in effect as of the date of the Note Purchase Agreement.

The foregoing description of the Amendment is not complete and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

	10.1	First Amendment, dated March 9, 2015, to Note Purchase Agreement, dated as of March 27, 2014, by and among Donaldson Company, Inc. and the purchasers named therein.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker
Amy C. Becker
Vice President, General Counsel and Secretary

Date: March 12, 2015

EXHIBIT INDEX

Exhibit Number	Description

10.1	First Amendment, dated March 9, 2015, to Note Purchase Agreement, dated as of March 27, 2014, by and among Donaldson Company, Inc. and the purchasers named therein.